Exhibit 21.1

List of Subsidiaries of Norwegian Cruise Line Holdings Ltd.

Name of Subsidiary	Jurisdiction of Incorporation or Organization

NCL Corporation Ltd.	Bermuda

Norwegian Cruise Co. Inc.	Delaware

Norwegian Sextant Ltd.	United Kingdom

Norwegian Compass Ltd.	United Kingdom

Arrasas Limited	Isle of Man

NCL International, Ltd.	Bermuda

NCL America Holdings, LLC	Delaware

Norwegian Dawn Limited	Isle of Man

Norwegian Star Limited	Isle of Man

Norwegian Jewel Limited	Isle of Man

Norwegian Sun Limited	Bermuda

Norwegian Spirit, Ltd.	Bermuda

Norwegian Pearl, Ltd.	Bermuda

Norwegian Gem, Ltd.	Bermuda

Norwegian Epic, Ltd.	Bermuda

Breakaway One, Ltd.	Bermuda

Breakaway Two, Ltd.	Bermuda

Breakaway Three, Ltd.	Bermuda

Breakaway Four, Ltd.	Bermuda

Seahawk One, Ltd.	Bermuda

Seahawk Two, Ltd.	Bermuda

NCL (Bahamas) Ltd. d/b/a Norwegian Cruise Line	Bermuda

Norwegian Sky, Ltd.	Bermuda

NCL America LLC	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Pride of America Ship Holding, LLC	Delaware

Pride of Hawaii, LLC	Delaware

NCL Australia Pty Ltd.	Australia

Belize Island Holdings Ltd.	Belize

Eurosoft Corporation Limited	United Kingdom

Eurosoft Cruise Line (Shanghai) Co., Ltd.	China

Leonardo One, Ltd.	Bermuda

Leonardo Two, Ltd.	Bermuda

Leonardo Three, Ltd.	Bermuda

Leonardo Four, Ltd.	Bermuda

Classic Cruises, LLC	Delaware

Classic Cruises II, LLC	Delaware

Explorer New Build, LLC	Delaware

Explorer II New Build, LLC	Delaware

Insignia Vessel Acquisition, LLC	Delaware

Marina New Build, LLC	Republic of the Marshall Islands

Mariner, LLC	Republic of the Marshall Islands

Nautica Acquisition, LLC	Delaware

Navigator Vessel Company, LLC	Delaware

Oceania Cruises S. de R.L. (formerly Oceania Cruises, Inc.)	Panama

OCI Finance Corp.	Delaware

Prestige Cruises Air Services, Inc.	Florida

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Prestige Cruises International S. de R.L. (formerly Prestige Cruises International, Inc.)	Panama

Prestige Cruise Services LLC	Delaware

Prestige Cruise Services (Europe) Limited	United Kingdom

Prestige Cruise Holdings S. de R.L. (formerly Prestige Cruise Holdings, Inc.)	Panama

Regatta Acquisition, LLC	Delaware

Riviera New Build, LLC	Republic of the Marshall Islands

Seven Seas Cruises S. DE R.L.	Panama

Sirena Acquisition	Cayman Islands

SSC Finance Corp.	Delaware

Voyager Vessel Company, LLC	Delaware